INDEPENDENT AUDITORS' CONSENT
We consent to the incorporation by reference in this Post-Effective Amendment No. 137 to Registration Statement No. 33-67052 of DF Dent Premier Growth Fund on Form N-1A of our report dated August 9, 2003, in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" appearing in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
Boston, Massachusetts
October 30, 2003